UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2024

Organovo Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2024, Organovo Holdings, Inc. (the “Company”) priced a best efforts public offering (the “Offering”) of: (i) 1,562,500 shares of its common stock, par value $0.001 per share (“Common Stock”), and accompanying common warrants (“Common Warrants”) to purchase up to 1,562,500 shares of Common Stock at a combined public offering price of $0.80 per share and accompanying Common Warrant to purchase one share of common stock and (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase 5,000,000 shares of Common Stock and accompanying Common Warrants to purchase up to 5,000,000 shares of Common Stock at a combined public offering price of $0.799 per Pre-Funded Warrant and accompanying Common Warrant to purchase one share of Common Stock.

The per share exercise price for the Pre-Funded Warrants is $0.001, subject to adjustment as provided therein. The Pre-Funded Warrants are exercisable immediately and will expire when exercised in full. Each holder of a Pre-Funded Warrant will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 9.99% (or, at the election of the purchaser, 4.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Pre-Funded Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants. The holders may exercise the Pre-Funded Warrants by means of a “cashless exercise.”

The per share exercise price for the Common Warrants is $0.80, subject to adjustment as provided therein. The Common Warrants will be exercisable immediately and will expire on the date that is five years following the original issuance date. Each holder of a Common Warrant will not have the right to exercise any portion of its Common Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise (the “Common Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Common Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Common Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants. If a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants is not available for the issuance, then the holders may exercise the Common Warrants by means of a “cashless exercise.”

In connection with the Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) on May 8, 2024 with JonesTrading Institutional Services LLC (the “Placement Agent”), as the placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 5.0% of the aggregate gross proceeds raised in the Offering.

In connection with the Offering, the Company entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain purchasers on May 8, 2024. The Purchase Agreements contain customary representations and warranties and agreements of the Company and the purchaser and customary indemnification rights and obligations of the parties.

The shares of Common Stock, the Pre-Funded Warrants and Common Warrants described above and the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants were offered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-278668), which was declared effective by the Securities and Exchange Commission on May 8, 2024.

The Company received net proceeds of approximately $4.7 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which could include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, legal expenditures, including intellectual property protection and maintenance expenditures, acquisitions of new technologies and investments, business combinations and the repurchase of capital stock. The closing of the Offering occurred on May 13, 2024.

The foregoing summaries of the Placement Agency Agreement, Purchase Agreements, the Common Warrant and the Pre-Funded Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference.

The representations, warranties and covenants contained in the Purchase Agreements, the Placement Agency Agreement, the Pre-Funded Warrants and the Common Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreements, the Placement Agency Agreement, the Pre-Funded Warrants and the Common Warrants, respectively, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreements, the Placement Agency Agreement, the Pre-Funded Warrants and the Common Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreements, the Placement Agency

Agreement, the Pre-Funded Warrants and the Common Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the Offering on May 8, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Form of Common Warrant.
4.2	Form of Pre-Funded Warrant.
10.1	Placement Agency Agreement, dated May 8, 2024, between the Company and JonesTrading Institutional Services LLC.
10.2*	Form of Securities Purchase Agreement, dated May 8, 2024.
99.1	Press Release, dated May 8, 2024.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

*Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organovo Holdings, Inc.

Date:	May 13, 2024	By:	/s/ Keith Murphy
Name: Keith Murphy Title: Executive Chairman